Exhibit 99.1

FOR IMMEDIATE RELEASE:

September 12, 2025

Strive, Inc. Announces Completion of Merger Between Asset Entities and Strive Enterprises, Inc.
The combined company will continue to trade on Nasdaq under the ticker ASST and begin its Bitcoin accumulation strategy

DALLAS, TEXAS (September 12, 2025) — Strive, Inc., f.k.a, Asset Entities Inc. (“Strive” or the “Company”) (Nasdaq: ASST), today announced the successful completion of the previously announced merger between Asset Entities Inc. and Strive Enterprises, Inc.

In conjunction with the merger closing, the Company has finalized equity financing, raising approximately $750 million, with an additional $750 million potentially available upon the exercise of warrants issued in connection with such financing, for a potential total of approximately $1.5 billion in proceeds.

About Strive
Strive is the first publicly traded asset management Bitcoin treasury company. The Company is focused on increasing Bitcoin per share to outperform Bitcoin over the long run.

Since launching its first ETF in August 2022, Strive Asset Management, LLC, a direct, wholly owned subsidiary of Strive and an SEC-registered investment adviser, has grown to manage over $2 billion in assets.

Learn more at strive.com and follow the company on X at @strive.

Strive Media Contact:

media@strive.com

Investor Contact:

ir@strive.com

Cautionary Statement Regarding Forward-Looking Statements

Certain statements herein and the documents incorporated herein by reference may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Such statements are often characterized by the use of qualified words (and their derivatives) such as “may,” “will,” “anticipate,” “could,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “predict,” “potential,” “assume,” “forecast,” “target,” “budget,” “outlook,” “trend,” “guidance,” “objective,” “goal,” “strategy,” “opportunity,” and “intend,” as well as words of similar meaning or other statements concerning opinions or judgment of Strive or its management about future events. Forward-looking statements are based on assumptions as of the time they are made and are subject to risks, uncertainties and other factors that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results expressed or implied by such forward-looking statements.

Although Strive believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results of Strive will not differ materially from any projected future results expressed or implied by such forward-looking statements. Additional factors that could cause results to differ materially from those described above can be found in Strive’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2024, quarterly reports on Form 10-Q, and other documents subsequently filed by Strive with the SEC. The actual results anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Strive. Investors are cautioned not to rely too heavily on any such forward-looking statements. Forward-looking statements speak only as of the date they are made and Strive undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by applicable law.